Exhibit 99.1
Castellum Announces $6.0 Million Share Repurchase Program

Authorization Reflects Confidence in Long-Term Growth Strategy and Commitment to Enhancing Shareholder Value

VIENNA, Va., November 9, 2026 (GLOBE NEWSWIRE) – Castellum, Inc. (NYSE-American: CTM) (“Castellum,” “CTM,” or the “Company”), a defense tech services and solutions provider focused on the federal government, today announced that its Board of Directors has authorized a share repurchase program of up to $6.0 million of the Company's common stock over the next 12 months, effective November 12, 2026.

The program complements Castellum's ongoing investments in organic growth and strategic acquisitions. The Company expects to fund share repurchases with available cash, which totaled $15.7 million as of September 30, 2026.

Glen Ives, President and Chief Executive Officer of Castellum, said, “This authorization reflects the Board’s confidence in Castellum’s current business and long-term growth prospects. We believe our current share price does not fully reflect the progress we’ve made in strengthening the business or the opportunities ahead. With a strong balance sheet and no debt, we have the flexibility to continue investing in organic growth and strategic acquisitions while opportunistically repurchasing shares to create long-term shareholder value.”

Under the program, Castellum may repurchase shares from time to time through open-market purchases, privately negotiated transactions, or other legally permissible methods, including pursuant to trading plans established under Rule 10b5-1 of the Securities Exchange Act of 1934. The timing and amount of any repurchases will depend on market conditions, share price, available liquidity, and other capital allocation considerations.

The program does not obligate Castellum to repurchase any specific number or dollar amount of shares and may be modified, suspended, or discontinued at any time.

About Castellum, Inc.
Castellum, Inc. (NYSE-American: CTM) is a defense tech services and solutions provider focused on leveraging the power of information technology to help solve our Nation’s most pressing national security challenges. CTM provides U.S. government and commercial clients with cybersecurity, software development, systems engineering, information / electronic warfare, program support, and data analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to continue to grow and execute on its total backlog and qualified pipeline and compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contacts:
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lena.cati@theequitygroup.com

Val Ferraro
(212) 836-9633
val.ferraro@theequitygroup.com